Exhibit 10.2
CONSULTING AGREEMENT

    THIS CONSULTING AGREEMENT (“Agreement”) is entered into as of April 21, 2022 (and effective in accordance with Section 2 below), by and between AAON, Inc., an Oklahoma corporation (the “Company”) and Norman H. Asbjornson, an individual (the “Consultant”).

    WHEREAS, Consultant is presently employed by the Company and serves as the Company’s Executive Chairman; and

WHEREAS, Consultant’s employment will end on the date on which the Company’s parent entity, AAON, Inc., a Nevada corporation (“Parent Entity”) conducts its annual meeting of stockholders in the year 2022, presently anticipated to be on or around May 12, 2022 (with such date, as finally determined, referred to herein as the “Retirement Date”). In connection therewith, the parties entered into that certain Retirement Agreement of even date herewith (the “Retirement Agreement”) to set forth the terms and conditions of the Consultant’s proposed retirement; and

WHEREAS, as the Company’s founder, longest tenured member of its board of directors and longstanding service as an executive officer of the Company, the Consultant is uniquely qualified to provide meaningful consulting services to the Company for the benefit of it and its affiliates. In order to ensure the orderly succession planning and resolution of various matters on which Consultant was handling, overseeing or otherwise generally responsible for in connection with his prior role as Executive Chairman, and, upon request, to provide advice, counsel and guidance to the Company’s CEO, the Company desires to retain Consultant to provide certain Services as an independent contractor as further set forth herein; and

    WHEREAS, Consultant is willing to perform the Services for Company upon the terms and conditions of this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.    Services. Consultant agrees to provide, as requested by Company, the services specified in the Work Order attached hereto as Schedule A (the “Work Order”). Such services are referred to herein as the “Services”. Any subsequent Work Order, if any, when signed by the parties, shall become a part, and subject to the terms, of this Agreement. Notwithstanding anything to the contrary in this Agreement, it is expressly understood and agreed that the time commitment of the Consultant in providing the Services shall take into consideration Consultant’s other outside business and personal commitments.

    2.    Effective Date & Term.

a.    Notwithstanding anything to the contrary herein, this Agreement is expressly conditioned upon the Consultant entering into the Retirement Agreement and shall only become effective upon the Retirement Date. If Consultant declines to execute the Retirement Agreement, this Agreement shall be void ab initio and no party will have any obligation to the other hereunder.

b.    This Agreement shall remain in full force and effect from the Retirement Date through the earlier of (i) May 12, 2024; (ii) the Consultant’s death or Disability (as defined below); or (iii) the Company’s termination of the Agreement pursuant to Section 5 below (with such applicable period referred to herein as the “Term”). After the end of the Term, this Agreement may be extended at the Company’s election (by providing written notice to the Consultant not later than fifteen (15) days after the end of the Term) for up to six (6) additional successive one (1) month periods.

    3.    Consultant Compensation. As full compensation for the Services to be provided by Consultant during the Term pursuant to this Agreement (including the Work Order and any subsequent Work Orders), Company agrees to pay Consultant an annualized amount of $348,255.00 per year, payable in equal monthly installments on the first business day of each month during the Term hereof; provided
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that the first payment shall be made on the first business day following the date that is the later of (i) the date six-months and one day after the Retirement Date or (ii) January 31, 2023, pursuant to Section 9.a. below. In the event the Company elects to extend the Term of this Agreement in accordance with Section 2.b. above, the Company agrees to pay the Consultant the sum of $29,021.25 for each additional one (1) month period that this Agreement is extended by the Company, as applicable.

    4.    Independent Contractor Relationship. Company and Consultant acknowledge and agree that during the Term of this Agreement, Consultant is an independent contractor and not a servant or employee of Company. Nothing set forth in this Agreement shall be construed as creating a joint venture, partnership or similar association between Consultant and Company, or as imposing upon either party to this Agreement any partnership or similar duty or obligation or liability to the other party or to any third party. Consultant shall have no rights to receive any benefits from Company, such as health and accident insurance, sick leave or vacation, which are accorded to employees of Company.

During the Term of this Agreement, Consultant is free to and may provide services to any other individual or entity so long as such services do not interfere with (i) the Consultant’s service as a member of the Company’s board of directors or (ii) the performance of the Services to be provided by the Consultant pursuant to this Agreement, and such individual or entity does not directly or indirectly compete with Company (including its affiliated entities) and is not presently adverse to the Company.

Consultant shall be solely responsible for satisfying all federal, state and local taxes, including, but not limited to, wage withholding, social security deductions and other applicable income tax and/or self-employment taxes and payroll deductions, associated with any compensation he receives from Company pursuant to this Agreement. Consultant shall have no right to receive any benefits from Company not provided for herein; provided, however, nothing in this Agreement shall impact, reduce or otherwise change any compensation or benefits to which the Consultant shall be entitled to receive arising out of his continued service as a member of the board of directors of each of the Company and Parent Entity.

Consultant further agrees to indemnify and hold harmless Company from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental agency against Company for any amounts claimed due on account of this Agreement or pursuant to claims made under any applicable tax laws and any costs, expenses or damages sustained by Company by reason of such claims, including, but not limited to, any amounts paid by Company as taxes, attorneys’ fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise for Consultant’s share of any applicable tax.

    5.    Termination by Company.

a.    In the event of the Consultant’s material breach of this Agreement, the Company may terminate the Term if the Consultant has not cured such breach within fifteen (15) days after the Company provides written notice to the Consultant detailing such breach, and upon such termination the Company shall have no further obligations under this Agreement.

b.    In the event the Company terminates the Term prior to May 12, 2024, other than as a result of (i) a material breach of this Agreement by the Consultant (which remains uncured following the notice and cure period specified in Section 5.a. above); or (ii) the Consultant’s death or Disability, the Company shall continue to pay the amounts due pursuant to Section 3 through May 12, 2024.

    6.    Representations, Warranties and Covenants of Consultant.

a.    Consultant represents, warrants and covenants to Company that (i) during Company’s retention of the Consultant, he will not disclose to Company, or use, or induce Company to use, any confidential, proprietary or trade secret information of others; (ii) no confidential, proprietary and trade secret information belonging to third parties, if any, has been or will be used in connection with rendering any of the Services hereunder; (iii) the performance of the terms of this Agreement will not breach any agreement to keep information or materials in confidence or in trust prior to being retained by Company; and (iv) Consultant has not entered into, and agrees not to enter into, any oral or written agreement in conflict herewith.

b.    Consultant covenants to the Company that during the Company’s retention of the Consultant (i) he agrees to continue to be bound by the Company’s Code of Business Conduct and Ethics as currently in effect and as the same may be amended, revised, supplemented or replaced from time to time; and (ii) he will not, directly or indirectly recruit, solicit or induce, or attempt to induce, any employee, consultant or vendor of the Company or its affiliates to terminate employment or any other relationship with the Company or its affiliates, as the case may be.

    7.    Confidential Information.

    a.    Definition. The term “Confidential Information” means any information, knowledge or know-how in, or pertaining to any field of business, science, engineering or technology, which information, knowledge or know-how is in the possession of Company, is treated by Company as confidential or proprietary, and is not, at the time in question, lawfully in the public domain. Confidential Information includes, not by way of limitation, financial information, budgets and plans, marketing strategies and plans, techniques, advertising or customer information, processes, promotional ideas, technical data and plans, engineering plans and designs, software code and documentation, trade secrets, devices, or materials with respect to any secret, confidential or sensitive research or business plans, services, products or production methods of Company, operational methods, and proprietary property of any nature relating to the business and operations of Company learned or developed by or shared with Consultant at any time during the Term of this Agreement. Confidential Information does not include information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant, (ii) was rightfully within Consultant’s possession prior to its being furnished by or on behalf of Company pursuant hereto, (iii) becomes available to the Consultant on a nonconfidential basis from a source other than Company, or (iv) is developed independently by the Consultant.

    b.    Use of Confidential Information. During the Term of this Agreement and thereafter, Consultant shall hold all Confidential Information in confidence and will use such information only for the purpose of fulfilling his obligations hereunder and for no other purpose, and shall not disclose, provide, disseminate or otherwise make available any Confidential Information to any third party without the express prior written permission of the Company.

    c.    Third-Party Information. Consultant recognizes that Company may receive from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the Term of this Agreement and thereafter, a duty to hold all such confidential and proprietary information in the strictest confidence and not to disclose it to any person, firm, corporation or entity (except as necessary in carrying out work contemplated in this Agreement in a manner consistent with Company’s agreement with such third party) or to use it for the benefit of anyone other than for Company or such third party (consistent with Company’s agreement with such third party) without the express prior written authorization of the Company.

    8.    Ownership. Unless otherwise specified in a Work Order, all work performed under any Work Order, and all materials developed or prepared for Company by Consultant under such Work Order (whether or not such Work Order is completed) (the “Creations”), are Confidential Information, deemed “works for hire” and the property of Company, and all right, title and interest (throughout the United States and in all foreign countries) therein shall vest in Company. To the extent that title to any such works may not, by operation of law, vest in Company or such Creations may not be considered works made for hire, all right, title and interest therein are hereby irrevocably assigned to Company. All such Creations shall belong exclusively to Company, with Company having the right to obtain and to hold in its own name all copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Consultant agrees to give Company and any person designated by Company any reasonable assistance, at the cost and expense of Company, to perfect the rights defined in this Section 8. Consultant further waives any “moral” rights, or other rights with respect to attribution of authorship or integrity of such Creations as Consultant may have under any applicable law.

    9.    Section 409A.

a.    Notwithstanding anything to the contrary in this Agreement, no Deferred Compensation Separation Benefits (as defined below) payable under this Agreement will be considered due or payable until and unless Consultant has a “separation from service” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder, as each may be amended from time to time (together, “Section 409A”). The parties acknowledge that they believe that Consultant will have such a “separation from service” on the Retirement Date. Any benefits payable pursuant to this Agreement following a “separation from service” that may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) and are otherwise due to Consultant on or within the six-month period following Employee’s “separation from service” will accrue during such six-month period and will instead become payable in a lump sum payment on the later of (i) the date six-months and one day following the date of Employee’s “separation from service” or (ii) January 31, 2023. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding anything herein to the contrary, if Consultant dies following his “separation from service” but prior to the six-month anniversary of the date of his “separation from service,” then any Deferred Compensation Separation Benefits delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Consultant’s death, but not later than ninety (90) days after the date of Consultant’s death, and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

b.    To the extent that any payments or benefits hereunder which provide for reimbursements of expenses would be considered deferred compensation under Section 409A, such payments shall be made on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred, and the amount of reimbursable expenses available during a calendar year may not affect the amount of reimbursable expenses or in-kind benefits available in any other calendar year.

c.    It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

    10.    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors, heirs and permitted assigns. This Agreement is personal to the Consultant and neither this Agreement nor any rights hereunder may be assigned by the Consultant. No rights, obligations or duties of the Company under this Agreement may be assigned or transferred by the Company, except that such rights, obligations or duties may be assigned and transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or pursuant to a sale of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company contained in this Agreement, whether contractually or as a matter of operation of law.

    11.    Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Oklahoma.

12.    Dispute Resolution. Each party agrees to submit any dispute arising under this Agreement to final and binding arbitration before a single arbitrator mutually agreed upon by the parties.

Such arbitration shall be conducted in Tulsa, Oklahoma or such other location as may be mutually agreed upon by the parties.

13.    Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

    14.    Survival; Parties Bound. All covenants, representations, obligations, warranties and agreements of the parties shall be binding upon their respective successors and permitted assigns.

    15.    No Waiver. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

    16.    Entire Agreement/Amendment. The parties specifically acknowledge that in entering into and executing this Agreement, the parties are relying solely upon the representations and agreements contained in this Agreement (and the Retirement Agreement) and no others. All prior representations or agreements (other than the Retirement Agreement, which is expressly incorporated herein), whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by both parties.

    17.    Notice. Any notice to either party to this Agreement shall be in writing and shall be deemed to be sufficiently given, for all purposes, if the same shall be personally delivered to such party or sent to such party by registered mail, postage prepaid, at (in the case of the Company) 2425 South Yukon Avenue, Tulsa, Oklahoma 74107, Attention: Rebecca Thompson, and (in the case of the Consultant) his principal residence address as reflected in the Company’s records as of the date of this Agreement. Either party may change the address to which notices are to be sent to such party by providing written notice of such new address to the other party hereto. Notices shall be deemed given when received if delivered personally or three (3) days after mailing in accordance with this Section.

18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of copies of an executed document (including by electronic PDF or similar files, DocuSign or other e-signature method) shall be deemed a valid delivery of an executed Agreement.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                    COMPANY:

                        AAON, Inc.

                        By:    /s/ Gary D. Fields
                         Gary D. Fields, CEO and President

                    CONSULTANT:

                            /s/ Norman H. Asbjornson
                        Norman H. Asbjornson, individually

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SCHEDULE A

WORK ORDER

[OMITTED]
[Schedule A]